Child, Sullivan & Company

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

 1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037      Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

Wannigan Ventures, Inc.

We consent to the inclusion in this registration statement on Form 10SB of our report dated January 21, 2004 on our audit of the financial statements of Wannigan Ventures, Inc., as of December 31, 2003 and for the period from August 15, 2003 to December 31, 2003.

Sincerely,

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, UT

February 12, 2004